EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-107152) and on Forms S-8 (No. 333-107525, No. 333-90045, No. 333-77943, No. 333-33038, No. 333-39396, No. 333-67692 and No. 333-70334) of Autobytel Inc. of our report dated February 18, 2004 relating to the consolidated financial statements of Stoneage Corporation and Subsidiary, which appears in the Current Report on Form 8-K/A of Autobytel Inc. dated June 25, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

June 25, 2004